UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nasdaq, Inc.

(Name of Registrant as Specified In its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Nasdaq, Inc. (“Nasdaq”) is filing Definitive Additional Materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission in connection with the solicitation of proxies from its employee shareholders in connection with its virtual Annual Meeting of Shareholders to be held at 8:30 a.m. E.D.T., on May 19, 2020, at virtualshareholdermeeting.com/NDAQ2020.
Posting to Nasdaq’s Internal Website on April 1, 2020
Read the 2020 Proxy Statement and Vote Your Shares
Nasdaq recently released its 2020 Proxy Statement and announced the date for the 2020 Annual Meeting of Shareholders as Tuesday, May 19.
We encourage all Nasdaq associates to carefully read the Proxy Statement as well as our 2019 Form 10-K. We also encourage all eligible associates to vote before the 2020 Annual Meeting of Shareholders. Every vote is important!
Read the Proxy Statement and learn how to vote â–¶
READ THE 2020 PROXY STATEMENT AND VOTE YOUR SHARES
Nasdaq’s 2020 Annual Meeting of Shareholders (the Annual Meeting) will take place on Tuesday, May 19 at 8:30 a.m. EDT. This year, we will be holding a virtual annual meeting due to the ongoing COVID-19 pandemic.
We encourage all Nasdaq associates to carefully read the Proxy Statement as well as our 2019 Form 10-K. We also encourage all eligible associates to vote before the Annual Meeting.
>> Click here to read the 2020 Proxy Statement <<
Read the below to learn more about the Proxy Statement, why your vote is important and how to vote.
What is a Proxy Statement? Why should I read it?
A Proxy Statement is a document that the United States Securities and Exchange Commission requires companies to file, and it contains detailed information on Nasdaq, our corporate governance, executive compensation practices and the proposals on which you are being asked to vote.
In this year’s Proxy Statement, you are being asked to vote on five proposals. The proposals are detailed below and include a voting recommendation from Nasdaq’s Board of Directors, who approve the contents of the Proxy Statement.

PROPOSAL NASDAQ BOARD’S RECOMMENDATION
Proposal 1. Election of Directors (Page 48)
The Board and the Nominating & ESG Committee believe that the ten director nominees possess the knowledge, skills, experience and diversity to advise management on the Company’s strategy for long-term value creation, as well as to monitor performance and provide effective oversight of strategy execution and corporate risk.
FOR EACH NOMINEE
Proposal 2. Approval of the Company’s Executive Compensation on an Advisory Basis (Page 66)
The Company seeks a non-binding advisory vote to approve the compensation of its NEOs as described in the Compensation Discussion and Analysis section beginning on page 67. The Board values shareholders’ opinions and the Management Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.
FOR
Proposal 3. Approval of the Employee Stock Purchase Plan, as Amended and Restated (Page 103)
The Company believes that maintaining an employee stock purchase plan is an important element in recruiting, motivating and retaining our employees. Our ESPP expires in May 2020. as a result, the Board and Management Compensation Committee approved, and recommend that shareholders approve, the amendment and restatement of the ESPP.
FOR
Proposal 4. Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020 (Page 113)
We conducted an extensive review of the independent auditor relationship and solicited proposals from several accounting firms in 2019. Following this exercise, the Board and Audit & Risk Committee decided that the retention of Ernst & Young LLP as our independent auditor for 2020 is in the best interests of the Company and its shareholders.
FOR
Proposal 5. Shareholder Proposal-Adopt a New Shareholder Right-Written Consent (Page 115)
The Board believes that the shareholder proposal to allow action by written consent is not in the best interests of the Company and its shareholders and urges shareholders to reject the proposal as they have done at each of the four previous annual meetings at which it was presented.
AGAINST
Read the Proxy Statement so that you can make an informed voting decision on the proposals. You should also read the document because it provides tremendous insight into Nasdaq.

Read the Proxy Statement so that you can make an informed voting decision on the proposals. You should also read the document because it provides tremendous insight into Nasdaq. Who can vote? If you held Nasdaq stock (from one share to many) as of March 23, 2020 (the record date), you are eligible to vote! Why should I vote? The proposals voted on this year directly impact Nasdaq. Your vote is a chance to actively engage in these important issues. How can I vote?
Voting is easy! Cast your vote through any of the methods on the right.
Eligible associates with shares held at E*TRADE will receive an email from E*TRADE with a link to read the Proxy Statement, a personal control number which is required for voting, and instructions on how to vote.
Check back here for details on when the email from E*TRADE has been sent.
Eligible associates with shares held outside E*TRADE should receive similar instructions from the relevant institution.
When do I need to vote by?
If you are not virtually attending the Annual Meeting, you must vote before the Annual Meeting. That means you have until 11:59 p.m. EDT on May 18, 2020 – the night before the Annual Meeting – to vote. But why wait, vote today!
Can I come to the Annual Meeting and Vote?
Yes! You are welcome to come to the Annual Meeting, but your attendance and voting will be virtual this year. For 2020, we have adopted a virtual format for our Annual Meeting to ensure the health and well-being of our employees, directors, shareholders and other stakeholders in light of the coronavirus (COVID-19) outbreak.
Join the Annual Meeting by visiting virtualshareholdermeeting.com/NDAQ2020 on May 19 at 8:30 a.m. ET and vote electronically during the Annual Meeting. To vote during the Annual Meeting, you will need to provide your control number. For more information, please reference the section entitled “Questions and Answers About our Annual Meeting” in the
Proxy Statement. Additional Questions?
If you have questions about the voting process or the Annual Meeting, please contact Joan Conley, SVP and Corporate Secretary.